Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen International Equity Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	18,670,022	0.31		62,357,334	11.30
Class B	1,563,093	0.23		6,628,078	10.97
Class C	2,374,897	0.24		10,090,531	10.96
Class I	75,157,310	0.34		216,123,954	11.41
Class R	169,251	0.30		617,357	11.15
Evergreen Global Opportunities Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	380,052	0.04	  	9,924,087	35.58
Class B	0		0.00		2,266,568 	29.77
Class C	0		0.00		2,866,884	29.91
Class I	63,732		0.12		687,312	36.56





Evergreen Global Large Cap Equity Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	705,005	0.13		5,441,728	20.06
Class B	0		0		   655,314	18.68
Class C	0		0		   960,796	18.64
Class I	30,810		0.19		   152,959	20.62
Evergreen Emerging Markets Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,031,775	0.17		8,442,177	22.65
Class B	152,810	0.14		1,351,463	20.62
Class C	387,089             0.14		3,954,711	20.53
Class I	2,700,086          0.18		12,295,251	23.41
Evergreen Precious Metals Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	3,272,434	0.42		8,157,238	57.82
Class B	87,557		0.06		1,426,402	55.32
Class C	433,979	0.10		4,459,395	54.95
Class I	60,517		0.55		112,711	57.47

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